EXHIBIT 99.2

                                  PRESS RELEASE

                                                     FOR ADDITIONAL INFORMATION:

                                                       Contact Christy Coulston,
                                           Vice President and Marketing Director
                                                         (707) 935-3200 Ext. 260

            Sonoma Valley Bancorp Announces Stock Repurchase Program
                   Board of Directors Authorizes 60,000 Shares

Sonoma, CA, February 17, 2006 - Sonoma Valley Bancorp (OTCBB: SBNK) today announced that its Board of Directors has authorized the repurchase of up to 60,000 shares of the Company's common stock. The stock repurchase program may be limited or terminated at any time without prior notice.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.

As  of  February  16,  2006,   there  were  2,209,582  shares  of  common  stock
outstanding.

This news release may include forward-looking statements, which are not historical facts are and which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. This forward-looking statement may include, but is not limited to, the Company's ability to enhance shareholder value. Future events are difficult to predict, and any expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition, any discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. Sonoma Valley Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.